[Letterhead of Thomas, Rondeau]
Suite 680, One Bentall Centre                        Telephone: (604) 688-6775
505 Burnard Street                                   Facsimile: (604) 688-6995
Vancouver, British Columbia
Canada V7X 1M4
                                [end letterhead]

June 14, 1996

Zoom Telephonics, Inc.
207 South Street
Boston, MA
USA 02111

Attention: Mr. Frank Manning

Ladies and Gentlemen:

Re: Registration Statement on Form S-3 filed on June 14, 1996

     We have acted as counsel to Zoom Telephonics, Inc., a Canadian Corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Corporation is registering under the Securities Act of 1933, as amended (the "Act"), a number of shares of common stock, without nominal or par value of the Corporation (the "Shares"), as determined in accordance with the formula set forth in that certain Assets for Stock Purchase Agreement (the "Purchase Agreement") by and among the Corporation, Tribe Computer Works, Incorporated, a California Corporation, the holders of all of the issued and outstanding capital stock of Tribe, and Tribe Acquisition Corp., a Delaware Corporation. This opinion is being rendered in connection with the filing of the Registration Statement.

     For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Corporation to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy,
(ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents").
     (i) the Certificate of Articles of Continuance of the Corporation incorporated by reference as Exhibit 3.1 to the Registration Statement;
     (ii)  the By-laws of the Corporation incorporated by reference as Exhibits
           3.2 and 3.3 to the Registration Statement;
     (iii) the corporate minutes of the Corporation pertaining to certain proceedings of the directors of the Corporation; and
     (iv)  the form of the Purchase Agreement.

     We express no legal opinion upon any matter other than those explicitly addressed below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

     Our opinions contained herein are limited to the laws of the Province of British Columbia and federal laws of Canada presently in force and as currently interpreted.

     Based upon and the subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when delivered in accordance with the Purchase Agreement, are validly issued and fully paid and non-assessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

Very truly yours,

THOMAS RONDEAU
[signature of Thomas Rondeau]